Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BANK OF UTAH

(Exact name of trustee as specified in its charter)

Utah	87-0218467
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2605 Washington Boulevard Ogden, UT	84401
(Address of principal executive offices)	(Zip code)

GWG HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Delaware	26-2222607
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

220 South Sixth Street, Suite 1200 Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip code)

L Bonds
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank of San Francisco	120 South State Street Salt Lake City, UT 84111

Utah Department of Financial Institutions	324 South State Street Salt Lake City, UT 84114

(b)	Whether it is authorized to exercise corporate trust powers.

Yes..

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Items 3-15 are not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of incorporation of the Trustee, incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.

2.	A copy of certificate of authority of the Trustee to commence business, incorporated by reference to Exhibit 2 of Form T-1 filed by the Bank of Utah on September 30, 2011.

3.	Authorization of the Trustee to exercise corporate trust powers was granted under the articles of incorporation of the Trustee, incorporated by reference to Exhibit 1 of Form T-1 filed by the Bank of Utah on September 30, 2011.

4.	A copy of the existing bylaws of the Trustee. Not applicable.

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act, incorporated by reference to Exhibit 6 of Form T-1 filed by the Bank of Utah on September 30, 2011.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority, incorporated by reference to Exhibit 7 of this Form T-1.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

9.	Consent to service of process on Form F-X. Not applicable.

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1931, the trustee, Bank of Utah, a corporation organized and existing under the laws of Utah, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Salt Lake City, and State of Utah, on the 30th day of October, 2017.

BANK OF UTAH

By:	/s/ John Thomas
Name:	John Thomas
Title:	Vice President

3

Exhibit 7

Report of Condition of Trustee as of the Quarter Ended September 30, 2017

Schedule RC - Balance Sheet

BANK OF UTAH	FFIEC 051
RSSD-ID 933975	Quarter End Date September 30, 2017
Last Updated on October 27, 2017	13

Dollar amounts in thousands

			1.
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	RCON0081	21,737	1.a.
b. Interest-bearing balances	RCON0071	153,539	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	12,528	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	130,490	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	3,609	3.a.
b. Securities purchased under agreements to resell	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	18,613	4.a.
b. Loans and leases, net of unearned income	RCONB528	853,966	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	11,608	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	843,358	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	14,305	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCON3163	5,894	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	203	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	38,958	11.
12. Total assets (sum of items 1 through 11)	RCON2170	1,243,234	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	1,032,099	13.a.
1. Noninterest-bearing	RCON6631	404,112	13.a.1.
2. Interest-bearing	RCON6636	627,987	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase	RCONB995	50,860	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	0	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	9,222	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	1,092,181	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	3,656	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	8,534	25.
26. Not available			26.
a. Retained earnings	RCON3632	139,096	26.a.
b. Accumulated other comprehensive income	RCONB530	-233	26.b.
c. Other equity capital components	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	151,053	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	151,053	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	1,243,234	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	RCON6724	NR	M.1.
2. Bank's fiscal year-end date	RCON8678	NR	M.2